UNITED  STATES
                    SECURITIES  AND  EXCHANGE  COMMISSION
                         Washington,  D.C.  20549

                               FORM  SB-2


        REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933

                               REESE CORP.
            (Name  of  small  business  issuer  in  its  charter)

NEVADA                                                       Applied For
-------                                                       ----------
(State  or  jurisdiction  of                              (I.R.S.  Employer
incorporation  or  organization)                        Identification  No.)

            4676 W 6th Ave., Suite A, Vancouver, BC V6R  1V7
      -------------------------------------------------------------
   (Address  and  telephone  number  of  principal  executive  offices)

            4676 W 6th Ave., Suite A, Vancouver, BC V6R  1V7
     -------------------------------------------------------------


          (Address of principal place of business or intended principal place of business)

                     Val-U-Corp Services, Inc.
                 1802 N. Carson Street, Suite 212
                     Carson City,  Nevada  89701
  --------------------------------------------------------------
     (Name,  address  and  telephone  number  of  agent  for  service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If  this  Form  is  filed  to  register  additional  securities  for  an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                             |__|

If  this  Form  is  a  post-effective  amendment  filed  pursuant  to  Rule

462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                    |__|

If  this  Form  is  a  post-effective  amendment  filed  pursuant  to  Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                     |__|

If  delivery  of  the  prospectus  is  expected  to  be  made  pursuant  to Rule
434,  check  the  following  box.                                      |__|



                 CALCULATION  OF  REGISTRATION  FEE
----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED     PROPOSED
CLASS OF                        MAXIMUM      MAXIMUM
SECURITIES                      OFFERING     AGGREGATE      AMOUNT  OF


TO BE         AMOUNT TO BE      PRICE PER    OFFERING       REGISTRATION
REGISTERED    REGISTERED        SHARE  (1)   PRICE (2)      FEE
----------------------------------------------------------------------
Common  Stock  6,097,650  shares  $0.20     $1,219,530      $154.51
----------------------------------------------------------------------
(1)  This  price  was  arbitrarily  determined  by  Reese Corp.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE  REGISTRANT  HEREBY  AMENDS  THIS  REGISTRATION  STATEMENT  ON  SUCH  DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES
THAT  THIS  REGISTRATION  STATEMENT  SHALL  THEREAFTER  BECOME  EFFECTIVE  IN
ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


                        COPIES  OF  COMMUNICATIONS  TO:
                             Gary  Henrie,  Esq.
                         10616  Eagle  Nest  Street
                            Las  Vegas,  NV  89141



            SUBJECT  TO  COMPLETION,  Dated  March 4, 2004

                                   PROSPECTUS

                                   REESE CORP.


                                6,097,650 SHARES
                                  COMMON STOCK
                                ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. This offering will proceed for a period of nine months. We have set an offering price for these securities of $0.20 per share.

           Offering Price    Commissions    Proceeds to Selling Shareholders
                                            Before Expenses and Commissions

Per Share  $          0.20  Not Applicable  $          0.20

Total . .  $     1,219,530  Not Applicable  $     1,219,530

Our  common  stock is presently not traded on any market or securities exchange.

                                ----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 5 - 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------


           THE DATE OF THIS PROSPECTUS IS: __________________________

                                TABLE OF CONTENTS



                                                                       PAGE

Summary
Description of the Business . . . . . . . . . . . . . . . . . . . . .     3
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
-  If we do not obtain additional financing, our business will fail .     5
-  Our short operating history and lack of a finalized product makes our business difficult to  evaluate in terms of predicting our ability to become successful thereby  giving substantial risk
   to any investment in Reese Corp. . . . . . . . . . . . . . . . . .     5
-  We depend on Bob Lepage whom we may not be able to retain .  . . .     5
-  Because our president, Mr. Machula owns 54.1% of
   our outstanding common stock, investors
   may find that corporate decisions influenced by Mr. Machula
   are inconsistent with the best interests of other stockholders . .     6
-  If a market for our common stock does not develop, shareholders
   may be unable to sell their shares . . . . . . . . . . . . . . . .     6
-  If we are not successful in dealing with the competitive forces
   within our industry our business will fail . . . . . . . . . . . .     6
-  Our independent auditor's believe there is substantial doubt that we can continue as a going concern which, if true, raises substantial doubt that a purchaser of our common stock will receive a return on
his or her investment.. . . . . . . . . . . . . . . . . . . . . . . .     6
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Determination of Offering Price . . . . . . . . . . . . . . . . . . .     7
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Selling Shareholders. . . . . . . . . . . . . . . . . . . . . . . . .     7
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . .     9
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Directors, Executive Officers, Promoters and Control Persons. . . . .    10
Security Ownership of Certain Beneficial Owners and Management. . . .    11
Description of Securities . . . . . . . . . . . . . . . . . . . . . .    12
Interest of Named Experts and Counsel . . . . . . . . . . . . . . . .    13
Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities . . . . . . . . . . . . . . . . . . . . .    13
Description of Business . . . . . . . . . . . . . . . . . . . . . . .    13
Plan of Operations. . . . . . . . . . . . . . . . . . . . . . . . . .    17
Description of Property . . . . . . . . . . . . . . . . . . . . . . .    19
Certain Relationships and Related Transactions. . . . . . . . . . . .    19
Market for Common Equity and Related Stockholder Matters. . . . . . .    19
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . .    22
Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . .    22
Changes in and Disagreements with Accountants . . . . . . . . . . . .    23
Available Information . . . . . . . . . . . . . . . . . . . . . . . .    23

                                     SUMMARY

REESE  CORP.
DESCRIPTION  OF  THE  BUSINESS

We were incorporated on November 20, 2002 under the laws of the state of Nevada. Our principal offices are located at 4676 W 6th Ave., Suite A, Vancouver, BC
V6R  1V7.    Our  Phone  number  is  604-221-4988.

Reese Corp. through its subsidiary Oasis Wireless provides secure high speed wireless internet access to the public via public hot spots. A hot spot is a location that is typically positioned in an area of high public traffic such as a downtown core; train, bus, ferry, or subway locations; hotel lobbies; coffee shops and similar venues. A subscriber can access the internet with his or her wireless device when located at one of these hot spots. This is a prepaid service and the subscriber has a choice of paying with a credit card online through a secure server or with a pre-paid card with an access code. The latter method is more convenient for the user. These cards are made available to the hot spot venue for sale to their customers. Oasis Wireless owns a proprietary access solution that consists of an access point which is located at a venue and software hosted at our server which handles billing, security, authentication and merchant account services. The hardware device communicates with the end users laptop or PDA with a wireless protocol commonly known as Wi-Fi. The end users wireless device must be equipped with the appropriate Wi-Fi network interface cards.

Oasis Wireless plans on expanding the geographic hot spot foot print as much as possible through agreements with businesses where high traffic is expected. Oasis also hopes to enter into roaming agreements with similar service providers so that subscribers can use Oasis service at other providers' locations. This way the customer can use the service seamlessly when not in the area of a particular Oasis hot spot. Oasis can also offer customized web pages and steer location specific content to users browsers as part of an advertising strategy of a particular venue where the service is located. Oasis may also be able to offer value added services such as distributed music playlists for venues such as coffee shops and hotel lobbies and video capabilities where venues can project multimedia content within their location. Our hardware will also be able to support web camera applications for security purposes.

THE  OFFERING

Securities  Being  Offered
--------------------------
Up  to  6,097,650  shares  of  our  common stock.

Offering  Price  and  Alternative  Plan of Distribution
-------------------------------------------------------
The offering price of the common stock is $0.20 per share. We intend to apply to the over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders. Investors should remember, however, that a market for the stock may never develop.

Minimum  Number  of  Shares To  Be  Sold  in  This  Offering
------------------------------------------------------------
None.


Securities  Issued And  to  be  Issued
--------------------------------------
13,297,650 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds
---------------
We will not receive any proceeds from the sale of the common stock by the selling shareholders.

SUMMARY  FINANCIAL  INFORMATION



Balance Sheet Summary as of December 31, 2003
------------------------------------------------------------------------

Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   4,812
Total Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   7,231
Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  28,716
Total Stockholders' Deficit. . . . . . . . . . . . . . . . . . . . . . .   ($21,485)

Statement of Operations Summary from Inception through December 31, 2003
------------------------------------------------------------------------

Revenue. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $       0
Net Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   ($57,630)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF  WE  DO  NOT  OBTAIN  ADDITIONAL  FINANCING,  OUR  BUSINESS  WILL  FAIL

As of December 31, 2003, we had $4,812 cash on hand. We project that we need to raise $350,000 in order to execute our business plan over the next 12 months. We currently do not have any arrangements for financing and we may not be able to obtain financing in which event it will be unlikely that we will be able to sustain our business operations. Obtaining additional financing would depend upon a number of factors, including the market for financing technology startups and the attractiveness of our business plan to investors. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

OUR SHORT OPERATING HISTORY MAKES OUR BUSINESS DIFFICULT TO EVALUATE IN TERMS OF PREDICTING OUR ABILITY TO BECOME SUCCESSFUL THEREBY GIVING SUBSTANTIAL RISK TO ANY INVESTMENT IN OASIS WIRELESS.

We are currently trying to expand our coverage in the greater Vancouver area and have done research in the greater Seattle area. However, we have a limited operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, we must successfully implement our business plan and marketing strategies. We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter.

WE  DEPEND  ON  BOB  LEPAGE  WHOM  WE  MAY  NOT  BE  ABLE  TO  RETAIN.

Mr. Boris Machula our only officer and director does not have adequate personal expertise with respect to wireless internet access. Accordingly, we rely on the training of Bob Lepage to run and oversee the technical side of our business. Mr. Lepage works full time for Oasis Wireless spending six to eight hours per day on company matters. Due to the competitive nature of our industry we may not be able to retain the services of Mr. Lepage. In such event, we could not prosecute our business plan unless we can replace him. It is uncertain whether we would be able to do so. In addition, we have no key-man life insurance on Mr. Lepage.

BECAUSE OUR PRESIDENT, MR. MACHULA OWNS 54.1% OF OUR OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT CORPORATE DECISIONS INFLUENCED BY MR. MACHULA ARE INCONSISTENT WITH THE BEST INTERESTS OF OTHER STOCKHOLDERS.

Mr. Machula is our president and director. He owns approximately 54.1% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters. The interests of Mr. Machula may differ from the interests of the other stockholders. Factors which could cause the interests of Mr. Machula to differ from the interest of other stockholders include his ability to devote the time required to run a developing company.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES


A market for our common stock may never develop. We currently plan to apply for a listing of our common stock on the over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board or, if traded, a public market may not materialize. If our common stock is not traded
                                            -
on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

IF WE ARE NOT SUCCESSFUL IN DEALING WITH THE COMPETITIVE FORCES WITHIN OUR INDUSTRY OUR BUSINESS WILL FAIL.

The current business model for wireless internet service providers is not clearly defined as the platform is relatively new. It is unclear at this point if the general public will be willing to pay for the service in the future. There is a movement by certain groups to make access free to communities via "freenets". It is unclear at this time if this movement will prevail and grow to a level where they start to impede the success for pay for use providers. Current research suggests that the service is being used primarily by early adopters and as such overall revenues are below that which would dictate a successful business venture. If the service is accepted in the future by a larger mainstream clientele, then the business model will become more clear.

OUR INDEPENDENT AUDITOR'S BELIEVE THERE IS SUBSTANTIAL DOUBT THAT WE CAN CONTINUE AS A GOING CONCERN WHICH, IF TRUE, RAISES SUBSTANTIAL DOUBT THAT A PURCHASER OF OUR COMMON STOCK WILL RECEIVE A RETURN ON HIS OR HER INVESTMENT.

If we are not able to continue as a going concern it is likely any holder of our common stock will lose his or her investment in that stock.

FORWARD-LOOKING  STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

USE  OF  PROCEEDS

We  will  not  receive  any  proceeds  from the sale of the common stock offered through  this  prospectus  by  the  selling  shareholders.

DETERMINATION  OF  OFFERING  PRICE

The $0.20 per share offering price of our common stock was arbitrarily chosen. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.


DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING  SHAREHOLDERS

The selling shareholders named in this prospectus are offering 6,097,650 shares of common stock. The following table provides as of February 24, 2004, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  for  each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4.     the  percentage  owned  by  each  following  the  offering.

All numbers in the table are adjusted for the six for one forward split of our common stock that took place since April 29, 2003.


                                  TOTAL NUMBER               PER CENT
                                   OF SHARES    TOTAL SHARES  OWNED
                                     TO BE      TO BE OWNED   UPON
                    SHARES OWNED  OFFERED FOR      UPON     COMPLETE-
                      PRIOR TO      SELLING     COMPLETION   ION OF
       NAME             THIS      SHAREHOLDERS   OF THIS      THIS
 OF SHAREHOLDER       OFFERING      ACCOUNT      OFFERING   OFFERING
------------------  ------------  ------------  ----------  --------
Murray Blewitt. . . .  450,000     450,000       -0-         0.0%
Kelly Boechler. . . .  375,000     375,000       -0-         0.0%
Julie Boechler. . . .  300,000     300,000       -0-         0.0%
Kendall Clemas. . . .    2,000       2,000       -0-         0.0%
Richard Clemas. . . .    2,000       2,000       -0-         0.0%
Stanley Davis . . . .    1,200       1,200       -0-         0.0%
Brian Del Signore . .    1,000       1,000       -0-         0.0%
Ernest Del Signore. .    1,200       1,200       -0-         0.0%
Shauna Doersam. . . .  300,000     300,000       -0-         0.0%
Galen Evans . . . . .  450,000     450,000       -0-         0.0%
Evgenia Faifel. . . .  300,000     300,000       -0-         0.0%
John Gordon . . . . .    1,200       1,200       -0-         0.0%
Michelle Gordon . . .      800         800       -0-         0.0%
Dezso J. Linbrunner .    1,200       1,200       -0-         0.0%
Annette Linbrunner. .      750         750       -0-         0.0%
Steve Livingston. . .  450,000     450,000       -0-         0.0%
Christie McGillivary.  480,000     480,000       -0-         0.0%
Walter  Majewski. . .    1,200       1,200       -0-         0.0%
Walter  Majewski. . .    1,200       1,200       -0-         0.0%
Paul Myring . . . . .  450,000     450,000       -0-         0.0%
Hai Nguyen. . . . . .  360,000     360,000       -0-         0.0%
Julie Panneton. . . .    1,000       1,000       -0-         0.0%
Richard Radford . . .    1,250       1,250       -0-         0.0%
Lynne Radford . . . .    1,250       1,250       -0-         0.0%
Viktoria Roudnitskaia  450,000     450,000       -0-         0.0%
Dale Severson . . . .    1,200       1,200       -0-         0.0%
Amy Severson. . . . .    1,200       1,200       -0-         0.0%
Steve Toban . . . . .  510,000     510,000       -0-         0.0%
Svetlana Tompkins . .    1,000       1,000       -0-         0.0%
James Walker. . . . .    1,200       1,200       -0-         0.0%
Shelley Walker. . . .  420,000     420,000       -0-         0.0%
Georgina Wallace. . .  360,000     360,000       -0-         0.0%
Carl Whiteside. . . .  420,000     420,000       -0-         0.0%
Warren Willmeng . . .      800         800       -0-         0.0%

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.


None  of  the  other  selling  shareholders  or  their  beneficial  owners:

- have had a material relationship with the company other than as a shareholder at any time within the past three years; or
- have ever been an officer or directors of the company or any of its predecessors or affiliates within the past three years.

                              PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling shareholders to sell their shares on a continuous or delayed basis for a period of twenty months. We have advised the selling shareholders that they shall only be permitted to sell their shares in jurisdictions where it is lawful to sell such securities. Thus, the selling shareholders will be permitted to sell their shares in foreign countries if they comply with all rules and regulations of that particular jurisdiction. Additionally, the selling shareholders shall be permitted to sell their shares in the United States only upon this registration statement becoming effective. Furthermore, the selling shareholders' selling efforts shall be limited to unsolicited brokerage transactions that comply with the provisions of Regulation M.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     In  short  sales;  or
4.     In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.20 per share until such time as the shares of our common stock become traded on the Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.     The  market  price  of  our  common stock prevailing at the time of sale;
2.     A  price  related to such prevailing market price of our common stock; or
3.     Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders whose shares are being registered under this prospectus and registration statement may choose not to sell their shares.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                LEGAL PROCEEDINGS

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Val-U-Corp Services, Inc., 1802 N. Carson Street, Suite 212, Carson City, Nevada 89701.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

OFFICERS  AND  DIRECTORS


The following is information regarding our sole executive officer and director and his age as of December 10, 2003:

Name  of  Director               Age
----------------------          -----
BORIS MACHULA                     37       President, CEO, Secretary, Treasurer
                                           and  Director

Mr. Machula has a Business Management Diploma from Langara College. He has also spent time in the Microsoft Certified Systems Engineering program but did not finish the course. He has spent a significant amount of time building computer networks through the years as a hobby and generally understands many technologies well. Prior to becoming involved in Reese Corp. Mr. Machula has earned his living as a private investor. Mr. Machula has the ability to raise further equity financing for this company but more importantly has the ability to carry the company as a lender of last resort.

SIGNIFICANT  EMPLOYEES

The following person is not an executive officer but is expected to make a significant contribution to our business.

ROBERT  M.  LEPAGE

Robert has been involved in the Canadian wireless industry for over 15 years.He started in Toronto at Bell Cellular (now Bell Mobility) in 1987 in the RF engineering group. His primary focus was cellular network performance and was instrumental in maintaining network integrity as the early analog system evolved into a comprehensive network serving millions of subscribers.

In 1990-1991 he transferred to the Bell Northern Research labs in Richardson Texas where he developed an IS-54 test bed for the first generation TDMA hardware platform.Upon his return to Toronto in 1992, he continued on with Bell Mobility and was involved with the verification of the first TDMA roll-out on an active network, and continued to design expansion areas of the growing Ontario TDMA/AMPS cellular network.

In 1997 Robert moved to Vancouver, B.C. and continued RF Engineering activities with Clearnet PCS Inc. He was responsible for the RF design of Clearnet's CDMA network in several key markets including, Vancouver, Calgary and Victoria, and managed the Clearnet RF engineering team just prior to his resignation in 2001.

In 2001, Robert took on a consulting role to Nortel Networks where he planned and designed the Vancouver and Victoria areas of the Bell Mobility CDMA 1X ready network in British Columbia. Robert has a Bachelor of Technology and recently completed the Management Systems in Advanced Technology program at Simon Fraser University.


SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 10, 2003 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. The shareholder listed possesses sole voting and investment power with respect to the shares shown.



                                Name  and  address     Number  of  Shares  Percentage  of
Title of class                  of beneficial owner      of Common Stock   Common Stock (1)
Common Stock. . . . . . . .  Boris Macula                7,200,000 shares             54.1%
                             Director and President
                             2534 MacDonald St.
                             Vancouver, B.C.
V6K 3Z2


Common Stock. . . . . . . .  All Officers and Directors  7,200,000 shares             54.1%
                             as a Group (one person)




(1) The percent of class is based on 13,297,650 shares of common stock issued and outstanding as of February 24, 2004.

The person named above has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.


                            DESCRIPTION OF SECURITIES
GENERAL



Our authorized capital stock consists of 300,000,000 shares of common stock, with a par value of $0.001 per share. As of February 24, 2004, there were 13,297,650 shares of our common stock issued and outstanding that are held by 35 stockholders of record.

COMMON  STOCK

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Holders of our common stock will possess all voting power unless the law, or a resolution is adopted by our board, provides otherwise with regard to preferred stock. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available for that purpose. In the event of a liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

DIVIDEND  POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE  PURCHASE  WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE  SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gary Henrie, Attorney at law, our independent legal counsel, has provided an opinion on the validity of our common stock.

Williams & Webster, P.S., independent certified public accountants from Spokane, Washingston, have audited our financial statements for the year ended June 30, 2003, and reviewed our financial statements for the six months ended December 31, 2003, included in this prospectus and registration statement to the extent set forth in their audit and review reports. Williams & Webster has presented their reports with respect to our audited and reviewed financial statements. The reports of Williams & Webster are included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE  OF  COMMISSION  POSITION  OF  INDEMNIFICATION

FOR  SECURITIES  ACT  LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

DESCRIPTION  OF  BUSINESS

HISTORY

We were incorporated in the state of Nevada on November 20, 2002 under the name Reese Corp. In April, 2003, we determined to take steps to develop the current business operations of Reese Corp. by acquiring Oasis Wireless of Vancouver, BC, Canada.

OPERATIONS

Our business plan calls for the on-going development of the hot spot or Wi-Fi service offering. This will involve operations primarily in the areas of business development, marketing and sales. Secondary efforts will be concentrated on providing customized value added services on to the existing hardware platform. Our current offering consists of an access point/thin client computer located at each venue and our proprietary back office software which handles security, billing and authentication. Two thin client computers have been installed in the greater Vancouver area in hot spots. Pane from Heaven is one access point and the other one in Vancouver is the Jericho Sailing Club.

In order to connect each of the hotspots to the internet, a physical telephone company facility is required. As this constitutes a recurring monthly financial liability it is our intention to develop a wireless backbone system that will eventually replace the leased high speed line(s). This will incur a large capital expenditure but conventional economics dictates that this expenditure will be justified as a long term investment. The cost of the backbone system will be reclaimed in a short period of time as larger revenues will be realized as the monthly liability will no longer exist. The backbone will involve placing special radio's on the roof of each hot spot venue which will connect wirelessly to a central hub location that consists of another host radio. Each of the hot spot venues will connect to the hub location via a radio link. The connection to the internet is for each venue is made at the hub location. There will be a recurring cost associated with the central hub but at a level much lower that of the aforementioned leasing arrangement. There are no guarantees what so ever that Reese Corp. will secure the financing to advance Oasis's plans in this area of  development

We are currently in discussions with a medium size coffee shop franchise company for deployment of thirty plus locations of our Wi-Fi solution. This company has expressed an interest in a music distribution solution that will allow the maintenance and hassle free operation of background music at each of their locations. This will require the short term need for qualified crafts people to install and test the system. Capital will be required for the Wi-Fi portion of the project. The franchise company does not want ownership of the Wi-fi hardware but are willing to cover some of the costs associated with the music distribution platform. At this point Reese Corp. and Oasis Wireless it's subsidiary are drawing up a proposal to present to the coffee chain and there is no way to know whether Oasis will secure this contract and by no means has it at this point.

For now, marketing has largely consisted of door to door encounters with businesses and phone solicitation carried out by Bob Lepage. On-going marketing initiatives planned will involve local promotional events such as sponsorship of relevant conferences and seminars, university promotions and on-line promotions from our website. Other target clients include franchises, hotels, convention centres, marinas, golf courses, RV parks, and similar venues for our service. Again only two access point have been established.

PRINCIPAL  PRODUCTS  AND  SERVICES

We aspire to provide secure, high speed wireless internet access at public venues. Our service primarily appeals to corporate users/travelers which is a subset of the business segment of the mobile industry. The assumption is that this target market has a desire to work/access internet/email outside of the normal work space. The service has now moved into the consumer market area as public hot spots, residential wireless, and other applications. This technology was developed as an alternative to DSL/cable internet access and wired LAN systems. In the context of the hot spot business model we believe that this
service offers a value proposition to venue owners/operators. While our service then is Wi-fi facilitating, it is also a draw to increase customers in the hot spot location for the given business at that location.

In addition to the Wi-Fi service, our hardware platform allows us to deliver multimedia and security services to hotspot locations. These services are the distribution of cached video (mpeg)or music (mp3) files from a central server to all or some of the hot spot locations of a given customer. In this manner the access point serves as a computerized jukebox. In this scenario mp3 files are pre-loaded to each access point via the internet. Enough titles are loaded so that a repetition cycle cannot be noticed. A separate playlist is then downloaded to the access points to tell it which songs to play. The playlist can be altered to change the sequence of the titles. Video files can be downloaded to the access points in a similar manner. In order to offer a security feature, for a venue, a webcam can be connected to any access point Associated software to run the camera is also loaded into the device. These features create a value add for the proprietor of the venue and the hardware is leveraged for it's full functionality instead of use for just the Wi-Fi service.

A third service that can be added to the hardware platform with a higher degree of complexity is voice over IP. This is a recent technology development where voice traffic can be sent over the internet to make phone calls instead of traditional landline or cellular calls. This solution involves more costs but in time will be justified as the trend towards this technology grows. It involves locating additional equipment with the Wi-Fi server (gateway) plus a implementing a soft client at each end users wireless device. Essentially, it turns a laptop, notebook or PDA into phone. The gateway is connected to the public telephone system in order to provide connectivity to any landline or cellular  phone.

INDUSTRY  BACKGROUND  AND  STATUS

The wireless LAN industry emerged in 1997 when the Institute of Electrical and Electronic Engineers (IEEE) standardized a wireless protocol to allow the interconnection of computer networks without wires. The main driver for ratifying this standard was to make deployment of local area networks (LAN's) easier and more cost effective. The techical designation given to the standard is IEEE 802.11. It has a few variants but the most common is 802.11b which is used exclusively for Wi-Fi deployments. At some point the technology started to work it's way out of the enterprise environment into the public domain. It became evident that if a company could offer wireless internet access to users in public places it would offer workers a degree of mobility not previously experienced when tethered to a desk. This was to be proven later in various productivity studies. This has now become a strong point with corporate managers who know that increased productivity translates into saved dollars. Public hotspots started to emerge as early as 1999 when several US companies started rolling out the service. These initial attempts were successful in giving the technology some exposure and a foothold in the technology world. Some of the companies were successful and some were not. It was an early adopter market and not enough users were paying for the service to warrant a successful business case.

Since then economies of scale have dictated lower hardware costs to implement Wi-Fi hot spots and the early adopter market is moving into a more mainstream market. Computer equipment manufacturers such as Dell, Hewlett Packard, Sony and Toshiba are now producing notebooks and laptops with Wi-Fi capability built in. This is seen by industry analysts as a huge market push. The low barriers to entry to the business as a service provider has allowed a large community of small players to roll out their services and as a result a large number of independent hot spot chains has emerged. They are installing the hot spots at all public locations where people are most likely to use the service. Large coffee house chains such as Starbucks, have embraced the technology and other large fast food chains are starting to offer the service as well. Other vertical markets such as hospitality, medicine, law, transportation and recreation are realizing the benefits of wireless internet access and are equipping their employees with notebooks to take advantage of it. US cellular service providers are also getting into the area and are building their own networks mostly at larger venues such as airports and train stations.

This indicates to us that these companies consider entry into the Wi-Fi space as low risk and further vindicates our view of the current business model. Analysts are being very optimistic about the future of Wi-Fi even if it has to overcome a couple of hurdles. It has been viewed by many as another dot com bubble, but many disagree as this technology is real and it works. Mr. Lepage has observed that the market is changing to service an audience of a wider demographic background including students, and teenagers with disposable income. This is positive move to widening the Wi-fi audience.

MARKETING

As the Wi-fI industry is currently receiving a considerable amount of attention from the media and leading wireless industry publications, and industry analysts worldwide, the marketing efforts for the company are being made somewhat easier. The entry into the Wi-Fi space by leading computer and wireless device manufacturers has helped greatly to expose the whole area of wireless internet access and it's inherent benefits. Large corporations have launched multi-million dollar advertising campaigns to heighten the awareness in the marketplace. This helps to promote the overall industry in which Oasis
Wireless  hopes  to  be  a  part.

In addition to these efforts, we plan to market the service on a very local basis through the use of traditional methods. These will involve, promotional activities and some small print ads in industry publications. We request that our hot spot location partners allow us to post signage at their locations depicting our logo and describing the service offering. We have a plan to place an access point in a trendy shopping area of the city where it will provide coverage to a section of a full street block. In this manner the service will be made available to a larger audience who frequent the coffee shops and restaurants in the area. We would eventually aim to do wider promotional activities like sponsorship of local technology conferences, seminars and networking events.

With a limited budget at this point phone solicitation and walk ins have been the market strategy so far utilized in addition to our website which we feel is a powerful marketing tool. It is at OASISWIRELESS.NET

COMPETITION

Competition in the Wi-fi industry in Canada is primarily from other small startups. In Canada there are currently four reasonably established companies. Three of these are out of province and one is in province. There are three other smaller companies (including ours), one is out of province and the other a direct competitor. We are located in Canada's third largest city and as a result have limited ideal hot spot locations to choose from. This creates a very competitive environment when seeking successful partnerships with potential venue owners. This underscores the need to expand the service into other vertical markets other than food beverage and hospitality. The incumbent Wi-fi provider in our market Telus has had the luxury of establishing agreements with most of the prime locations in the downtown core. They also created a re-seller program so that any one with minimal capital could enter the space with their own brand and try to establish a venue base. This did not go well for them as they were creating competiton in their own market which was already close to being saturated. There are still some good locations to explore but will yield smaller revenues than the venues located near the business section of the city. One cellular phone company in Canada has made the commitment to enter into the Wi-Fi arena. They have secured several agreements with larger, more lucrative venues such as airports, train stations, ferry stations and bus depots. While these are key accounts for them, we hope that in time, the smaller venues will produce revenues that are in line with the objectives of our business plan. Again there is no assurance that revenues will ever materialize for our company.

TECHNOLOGY

Access  Point

Oasis Wireless uses the established IEEE 802.11b wireless air interface protocol to connect end users to our access points. The connection is established with a Network Interface Card, (NIC) which plugs into the PCMCIA slot of a notebook or laptop computer. Newer computers have this functionality integrated into the computer body. Our access point is a small off the shelf thin client computer. It has audio and video capabilities and an ethernet port to connect to the internet. It also uses a 802.11b NIC in the same manner as a laptop computer. In order for the computer to act as an access point we have developed a proprietary program that runs on open source code called Linux. This software controls all the functions of the access point, including booting, operating system distribution, adaptive firewall, session handling, session sweeper and uptime notification. This software is burnt onto a flash memory card which plugs into the unit.

Wi-Fi  Server

Our central server hosts all of the access points(currently 2) in our network of hot spots through dedicated connection on the internet. It controls user authentication, new account sign up, billing options, payment processing, logout, session based access and security algorithms. The software that runs these functions is also written in Linux.

PLAN  OF  OPERATIONS

As previously mentioned in this text we have 2 access points for our Wi-fi service currently.

Since inception through December 31, 2003, we have obtained no revenues from operations. Our cash needs have been met to this point by loans from Mr. Boris Machula and by equity financing via private placements. Mr. Boris Machula has begun lending Reese Corp. the parent company the financing it needs to make it to the next equity or debt financing received although there is no assurance that funds of this kind will appear ever. All loans from Directors or employees are non-interest bearing with no specific terms of repayment. It is expected that these loans will be repaid when further debt or equity financing or revenues from operations allows the possibility of repayment.

It is our goal to raise $350,000 over the next 12 months. This money would be used primarily to purchase equipment, pay salaries, and to do marketing and get a more significant office space. The equipment we will purchase during the next 12 months depends upon the amount of access points we are able to sign up. This of course is hard to estimate. Likewise it is hard to estimate what type of revenue will be created through these access points should they exist.

New  employees

Our goal for the next 12 months is to hire three marketing people. While we have some office equipment at the 4676 W 6th Ave. address now we would require more should our 12 month plan come to fruition. With Boris Machula, Robert Lepage and three marketing people the twelve month salary outlay would be $179,000. While Mr. Machula drew a salary early in the companies history he has not done so since April of 2003.

Equipment

Assuming the previous scenario the cost of 3 desks and 3 personal computers would amount to $7,500.
Our goal is to sign up 75 access points in the next year. While this is only a goal and not reality should we achieve this level of success we would require 70 more Nagasaki MS2100 Thin Client Computers at US$450 per unit and 2 more SuperMicro Servers at US$1500 per unit. The total outlay for this type of equipment would be $34,500.

Advertising  and  Marketing  costs

Reese Corp. has researched the cost of advertising to small business and end users alike and there is a variety of print media where we can advertise our service. This is essential to the proliferation of our service. We feel that it is important we begin doing this as soon as our financial situation allows. We would require a $50,000 advertising budget which is minimal and would be aimed at print media.

Office  Space

The office space required for a 5 staff office would be at least 1400sq ft. and would cost $2,500 per month. After miscellaneous costs for office administration the 12 month cost would be an estimated
$40,000.

RESEARCH  AND  DEVELOPMENT

Reese  Corp. and Oasis Wireless have spent $8000 on software development for our web site payment plan which allows users to use their credit cards for our service. This is commonly called the back end of the site or the functioning part of the web site.

EMPLOYEES

We currently have 1 full time and 1 part time employees including the president of the company.

SUBSIDIARIES

Oasis  Wireless  is  a  subsidiary  Reese  Corp.

DESCRIPTION  OF  PROPERTY

We do not lease or own any real property. We maintain our corporate office at 4676 W 6th Ave., Suite A, Vancouver, B.C., V6R 1V7. The landlord of the building is well known to Mr. Machula and it is expected Reese Corp. will pay its rent when it is able to do so. The office there is 750 sq. feet.

Oasis Wireless also maintains a post office box at 101 - 1001 West Broadway Dept 129 Vancouver, BC, Canada V6H 4E4 for correspondence.


CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:
-     Any  of  our  directors  or  officers;
-     Any  person  proposed  as  a  nominee  for  election  as  a  director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
-     Any  of  our  promoters;
- Any relative or spouse of any of the foregoing persons who has the same house as such person.

Shareholders have advanced a total of $23,216 to the Company during the period November 20, 2002 to December 31, 2003. These advances are unsecured, non-interest bearing and have no stated maturity. The loan is non-interest bearing with no specific terms of repayment. All loans from directors and insiders are non-interest bearing with no specific terms of repayment. It is expected that these loans will be repaid when further debt or equity financing or revenues from operations allows the possibility of repayment.

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

NO  PUBLIC  MARKET  FOR  COMMON  STOCK

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we may not be successful in obtaining status on a public exchange, or if we are successful, a public market for our stock may not materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

If our stock becomes categorized as a penny stock, these disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. This could result in stockholders having a difficult time in selling those securities.

HOLDERS  OF  OUR  COMMON  STOCK

As of the date of this registration statement, we had 35 registered shareholders.

RULE  144  SHARES

A total of 13,275,000 shares of our common stock is currently available for resale to the public, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

Under Rule 144, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 132,976 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 also must comply with a manner of sale provisions and notice requirements in addition to the requirement that there be an availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all 7,200,000 of the total shares that may be sold under Rule 144.

STOCK  OPTION  GRANTS

To  date,  we  have  not  granted  any  stock  options.

REGISTRATION  RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the over-the-counter bulletin board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, it may be necessary for us to raise additional capital in order for us to continue with our business plan,. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

The following table sets forth certain information as to our officer and director.
                            ANNUAL COMPENSATION TABLE


                        Annual  Compensation                  Long  Term  Compensation
                        --------------------                  ------------------------
                                                  Other
                                                  Annual Restricted                      All  Other
                        Fiscal                    Compen-  Stock     Options/   LTIP        Compen-
Name          Title      Year     Salary   Bonus  sation   Awarded   SARs (#)  payouts ($)  sation
----------  ---------  ---------  -------  -----  ------  ---------  --------  -----------  ------

                       2002       $     0      0       0          0         0            0       0
Boris       Pres.      2003       $20,200      0       0          0         0            0       0
Machula     Sec.       2004       $     0      0       0          0         0            0       0
            Treas.
            and
            Dir.


Reese Corp. has agreed to pay its president, Mr. Machula an annual salary of US$40,000. While Mr. Machula has drawn a total salary of US$20,200 to date for the time being he has stopped drawing a salary until such time as the treasury can afford to do so again. The salary is not being accrued. Accordingly, no back salary will ever be owed or paid to Mr. Machula and will not be accounted for.


STOCK  OPTION  GRANTS
---------------------

We did not grant any stock options to the executive officers during our most recent financial reporting period ending December 31, 2003. We have also not granted any stock options to the executive officers since our inception date of November 20, 2002 all the way through to February 24, 2003.
We  currently  have  no  plans  to  do  so.

                                  FINANCIAL STATEMENTS

Index to Financial Statements:

1.   Independent Auditors' Report;

2.   Accountants Review Report;

3. Financial Statements for the fiscal year ending June 30, 2003 and six months ending December 31, 2003, including:

     a.   Consolidated Balance Sheets;



     b.   Consolidated Statements of Operations;

     c.   Consolidated Statements of Stockholders' Equity (Deficit);

     d.   Consolidated Statements of Cash Flows;

     e.   Notes to Consolidated Financial Statements.

                                   REESE CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


                              WILLIAMS & WEBSTER PS
                          Certified Public Accountants
                        BANK OF AMERICA FINANCIAL CENTER
                           W 601 RIVERSIDE, SUITE 1940
                                SPOKANE, WA 99201
                                 (509) 838-5111

                                   REESE CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                DECEMBER 31, 2003


                                    CONTENTS
                                    --------



Independent  Auditor's  Report                                        F-3

Accountants Review Report                                            F-4

Financial  Statements:

     Consolidated  Balance  Sheets                                    F-5

     Consolidated  Statements  of  Operations                         F-6

     Consolidated  Statements  of Stockholders' Equity (Deficit)      F-7

     Consolidated  Statements  of  Cash  Flows                        F-8

Notes  to  Consolidated  Financial  Statements                        F-9

Board  of  Directors
Reese  Corp.
Vancouver,  B.C.


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------
We have audited the accompanying balance sheet of Reese Corp. (a Nevada corporation and development stage enterprise) as of June 30, 2003, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from November 20, 2002 (inception) through June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable  basis  for  our  opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reese Corp. as of June 30, 2003 and the results of its operations, stockholders' equity (deficit) and cash flows for the period from November 20, 2002 (inception) through June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has generated no revenue, and has suffered losses from inception resulting in an accumulated deficit of $47,678 at June 30, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this issue are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams  &  Webster,  P.S.
Certified  Public  Accountants
Spokane,  Washington

February  17,  2004

Board  of  Directors
Reese  Corp.
Vancouver,  B.C.


                           ACCOUNTANT'S REVIEW REPORT

We have reviewed the accompanying balance sheet of Reese Corp. (a Nevada State corporation and development stage enterprise) as of December 31, 2003, and the related statements of operations, stockholders' equity (deficit), and cash flows for the six months then ended. All information included in these financial statements is the representation of the management of Reese Corp.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has generated no revenue, and has suffered losses from inception resulting in an accumulated deficit of $57,631 at December 31, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this issue are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
The financial statements for the period from November 20, 2002 (inception) to June 30, 2003 were audited by us and we expressed an unqualified opinion on them in our report dated February 12, 2004. We have not performed any auditing procedures since that date.


Williams  &  Webster,  P.S.
Certified  Public  Accountants
Spokane,  Washington

February  17,  2004

                                   REESE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS



                                                       December 31,
                                                           2003     June 30,
                                                        (unaudited)   2003
                                                         ---------- --------
ASSETS
  CURRENT ASSETS
    Cash. . . . . . . . . . . . . . . . . . . . . . . .  $  4,812   $  5,351

  PROPERTY, PLANT AND EQUIPMENT . . . . . . . . . . . .     2,419      2,965
                                                         ---------  ---------

  TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . .  $  7,231   $  8,316
                                                         =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES

  CURRENT LIABILITIES
    Accounts payable and accrued liabilities. . . . . .  $  5,500   $  2,614
    Accounts payable - related parties. . . . . . . . .    23,216     21,503
                                                         ---------  ---------
      Total Current Liabilities . . . . . . . . . . . .    28,716     24,117
                                                         ---------  ---------


  COMMITMENTS AND CONTINGENCIES . . . . . . . . . . . .                  -

STOCKHOLDERS' EQUITY (DEFICIT)
    Common stock, $0.001 par value; 300,000,000 shares
      authorized, 13,297,650 and 13,275,000 shares
      issued and outstanding, repectively . . . . . . .    13,298     13,275
    Additional paid-in capital. . . . . . . . . . . . .    23,482     18,975
    Accumulated deficit during the development stage. .   (57,630)   (47,677)
    Accumulated other comprehensive income (loss) . . .      (635)      (374)
                                                         ---------  ---------
      Total Stockholders' Equity (Deficit). . . . . . .   (21,485)   (15,801)
                                                         ---------  ---------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT) .  $  7,231   $  8,316
                                                         =========  =========

               The accompanying notes are an integral part of these
                         consolidated financial statements.

                                    REESE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF OPERATIONS


                                                                           Period from
                                                                        November 20, 2002
                                            Six Months                     (Inception)
                                              Ended       Period from         to
                                           December 31, November 20, 2002  December 31,
                                               2003      (Inception) to      2003
                                            (unaudited)   June 30, 2003   (unaudited)
REVENUE. . . . . . . . . . . . . . . . . .  $          -  $            -  $          -

OPERATING EXPENSES
  Consulting fees                                  2,711          33,024        35,735
  Legal and professional                           4,500           2,000         6,500
  Financing and administration                     2,195          12,462        14,657
  Depreciation                                       547             191           738
                                            ------------- --------------- -------------
    Total Operating Expenses                       9,953          47,677        57,630
                                            ------------- --------------- -------------

OPERATING LOSS                                     9,953          47,677        57,630
                                            ------------- --------------- -------------

NET LOSS BEFORE TAXES                              9,953          47,677        57,630

PROVISION FOR TAXES                                    -               -             -
                                            ------------- --------------- -------------

NET LOSS                                          (9,953)        (47,677)      (57,630)
                                            ------------- --------------- -------------

OTHER COMPREHENSIVE INCOME (LOSS)
  Foreign currency translation gain (loss)          (261)           (374)         (635)
                                            ------------- --------------- -------------

NET COMPREHENSIVE LOSS                       $   (10,214)    $   (48,051)     $(58,265)
                                            ============= =============== =============
BASIC AND DILUTED
  NET LOSS  PER COMMON SHARE . . . . . . .  $        nil     $       nil
                                            ============= ===============
WEIGHTED AVERAGE NUMBER OF
  COMMON STOCK SHARES OUTSTANDING             13,284,192      10,632,055
                                            ============= ===============









               The accompanying notes are an integral part of these
                         consolidated financial statements.

                                     REESE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
             CONSOLIDATED STATEMENT OF STOCKHOLDER EQUITY (DEFICIT)

                                                               Deficit
                                   Common Stock              Accumulated
                               -------------------Additional   During       Other            Total
                                 Number             Paid-in  Development Comprehensive    Stockholders
                               of Shares   Amount   Capital     Stage    Income (Loss)   Equity (Deficit)
                               ----------  -------  --------  ---------  -------------   ----------------
Common stock issued for
  services on November 23,
  2002 at $0.01 per share. .    7,200,000  $ 7,200  $  4,800  $      -   $           -   $         12,000

Common stock issued for cash
  at $0.02 per share. . . . .   6,075,000    6,075    14,175         -               -             20,250

Foreign currency translation
  gain (loss) . . . . . . . .           -        -         -         -            (374)              (374)

Net loss for period ended
  June 30, 2003 . . . . . . .           -        -         -   (47,677)              -            (47,677)
                               ----------  -------  --------  ---------  -------------   -----------------

Balance, June 30, 2003. . . .  13,275,000  $13,275  $ 18,975  $(47,677)  $        (374)  $        (15,801)
                               ----------  -------  --------  ---------  -------------   -----------------

Common stock issued for cash
  at $0.02 per share. . . . .      22,650       23     4,507         -               -              4,530

Foreign currency translation
  gain (loss) . . . . . . . .           -        -         -         -            (261)              (261)

Net loss for period ended
  December 31, 2003 . . . . .           -        -         -    (9,953)              -             (9,953)
                               ----------  -------  --------  ---------  -------------   -----------------


Balance, December 31,
  2003 (unaudited). . . . . .  13,297,650  $13,298  $ 23,482  $(57,630)  $        (635)  $        (21,485)
                               ==========  =======  ========  =========  ==============  =================

               The accompanying notes are an integral part of these
                         consolidated financial statements.

                                       F-7


                                   REESE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                                                                      Period from
                                                                                   November 20, 2002
                                                    Six Months      Period from      (Inception)
                                                      Ended      November 20, 2002       to
                                                   December 31, (Date of Inception)  December 31,
                                                       2003             to              2003
                                                    (unaudited)    June 30, 2003     (unaudited)
                                                    ------------  ---------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss . . . . . . . . . . . . . . . . . . . .  $    (9,953)  $      (47,677)  $   (57,630)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
    Depreciation . . . . . . . . . . . . . . . . .          547              191           738
    Common stock issued for services
    and expenses . . . . . . . . . . . . . . . . .            -           12,000        12,000
  Changes in assets and liabilities:
    Accounts payable . . . . . . . . . . . . . . .        2,886            2,614         5,500
                                                    ------------  ---------------  ------------
  Net cash used by operating activities. . . . . .       (6,520)         (32,872)      (39,392)
                                                    ------------  ---------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of equipment. . . . . . . . . . . . .            -           (3,156)       (3,156)
                                                    ------------  ---------------  ------------
  Net cash provided (used) by investing activities            -           (3,156)       (3,156)
                                                    ------------  ---------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Common stock issued for cash . . . . . . . . .        4,530           20,250        24,780
    Payments on short-term borrowings
      -  related parties . . . . . . . . . . . . .         (288)               -          (288)
    Proceeds from short-term borrowings
      - related parties. . . . . . . . . . . . . .        2,000           21,503        23,503
                                                    ------------  ---------------  ------------
  Net cash provided by financing activities. . . .        6,242           41,753        47,995
                                                    ------------  ---------------  ------------

NET INCREASE (DECREASE) IN CASH. . . . . . . . . .         (278)           5,725         5,447

  Other comprehensive gain (loss) - foreign
   currency translation. . . . . . . . . . . . . .         (261)            (374)         (635)

CASH, BEGINNING OF PERIOD. . . . . . . . . . . . .        5,351                -             -
                                                    ------------  ---------------  ------------

CASH, END OF PERIOD. . . . . . . . . . . . . . . .  $     4,812   $        5,351   $     4,812
                                                    ============  ===============  ============

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid. . . . . . . . . . . . . . . . . .  $         -   $            -   $         -
                                                    ============  ===============  ============
  Income taxes paid. . . . . . . . . . . . . . . .            -                -             -
                                                    ============  ===============  ============

NON-CASH FINANCING AND INVESTING
 ACTIVITIES:
  Common stock issued for services and expenses. .  $         -   $       12,000   $    12,000
                                                    ============  ===============  ============







               The accompanying notes are an integral part of these
                         consolidated financial statements.

                                   REESE CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


NOTE  1  -  ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS

Reese Corp. (The Company), was incorporated in the State of Nevada on November 20, 2002. The Company is currently in the development stage and is in the process of investigating and evaluating business opportunities. The Company's year-end is June 30.

On April 5, 2003, the Company acquired all of the outstanding common stock of Oasis Wireless ("Oasis") for $1. At the time of the acquisition, Oasis was a privately held Canadian entity with no recorded assets or liabilities. This acquisition is being accounted for using the purchase method of accounting. The purchase price of $1 was written off to operating expenses during the period ended June 30, 2003. Oasis is accounted for as a wholly owned subsidiary of Reese Corp.

Oasis plans to provide secure high speed wireless internet access to the public in designated "hot spots". A hot spot is generally a retail location in which Oasis has placed its hardware that allows wireless devices to access the internet. Users access the internet through the Oasis network by purchasing prepaid minutes. Minutes are purchased either online or at the hot spot location where Oasis makes pre-paid cards, with access codes, available for sale. The cards are available in one, four and 24 hour denominations and expire after the denominated time from first use. Oasis also offers a monthly subscription option which allows users unlimited internet access minutes.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. See Note 2.

Comparative financial information is not presented for the period from November 20, 2002 (inception) to December 31, 2002 as the Company had no material operations.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the U.S. and have been consistently applied in the preparation of the financial statements. The Company has not produced significant revenues from its principal business and is a development stage enterprise as defined by Statement of Financial Accounting Standard No. 7.

Accounting  Methods
-------------------
The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

                                  REESE CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Recent  Accounting  Pronouncements  (continued)Recent  Accounting Pronouncements
--------------------------------------------------------------------------------
In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. There has been no impact on the Company's financial position or results of operations from adopting SFAS No. 150.

In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (hereinafter "SFAS No. 145"), which updates, clarifies and simplifies existing accounting pronouncements. FASB No. 4, which required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related tax effect was rescinded. As a result, FASB No. 64, which amended FASB No. 4, was rescinded, as it was no longer necessary. FASB No. 44, Accounting for Intangible Assets of Motor Carriers, established the accounting requirements for the effects of transition to the provisions of the Motor Carrier Act of 1980. Since the transition has been completed, FASB No. 44 is no longer necessary and has been rescinded. SFAS No. 145 amended FASB No. 13 to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. There is no impact on the Company's financial position or results of operations from adopting SFAS No. 146.

Advertising  Expenses
---------------------
The Company expenses all advertising expenditures as incurred. The Company reported no advertising expenses for the six months ended December 31, 2003 and $1,248 of advertising expenses for the period from November 20, 2002 to December 31, 2003,

Cash  and  Cash  Equivalents
----------------------------
For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Comprehensive  Loss
-------------------
The Company reports comprehensive income (loss) in accordance with Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." Amounts are reported net of tax and include unrealized gains or losses on available for sale securities.

                                  REESE CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Derivative  Instruments
-----------------------
In  April  2003,  the  Financial  Accounting Standards Board issued Statement of
Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 has no impact on the financial position or results of operations of the Company.

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 133"), as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At December 31, 2003, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Development  Stage  Activities
------------------------------
The Company has been in the development stage since its formation on November 20, 2002.

Earnings  Per  Share
--------------------
The Company has adopted SFAS No. 128, which provides for calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. As of December 31, 2003 and June 30, 2003, there were no common stock equivalents outstanding.

                                  REESE CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Fair  Value  of  Financial  Instruments
---------------------------------------


The Company's financial instruments as defined by SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, accounts payable, accrued expenses and short-term borrowings.

The Company's short term financial instruments consisting of cash, accounts and notes payable approximate their carrying values due to their short-term nature.

The Company has not entered into off-balance sheet derivative instruments at the date of these financial statements.

Foreign  Currency  Translation  Gains/Losses
--------------------------------------------
The Company's functional currency is U.S. dollars. Assets and liabilities of the Company's operations are translated into U.S. dollars at the period-end exchange rates, and revenue and expenses are translated at the average exchange rates during the period. Exchange differences arising on translation are disclosed as a separate component of shareholders' equity. Realized gains and losses from foreign currency transactions are reflected in the Company's results of operations.

Going  Concern
--------------
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

During the period from November 20, 2002 (inception) to December 31, 2003, the Company has incurred operating losses aggregating $57,630. At December 31, 2003, the Company has a working capital deficiency of $23,904 and an accumulated deficit of $57,630. The Company's ability to meet its obligations as they come due is primarily dependent upon securing additional financing, whether from operations or otherwise, and market acceptance of its products.

For the twelve-month period subsequent to December 31, 2003, the Company anticipates that its minimum cash requirements to continue as a going concern will be approximately $350,000. The anticipated source of these funds is loans from the Company's president. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. Management has established plans to seek new capital from new equity securities issuances that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.

                                  REESE CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Long-lived  Assets
------------------
In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (hereinafter "SFAS No. 143"). SFAS No. 143 establishes guidelines related to the retirement of tangible long-lived assets of the Company and the associated retirement costs. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. This statement is effective for financial statements issued for the fiscal years beginning after June 15, 2002 and with earlier application encouraged. There is no impact on the Company's financial position or results of operations from adopting SFAS No. 143.


In March 1995, the Financial Accounting Standards Board issued statement SFAS No. 121, "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts.

The Company does not believe any adjustments are needed to the carrying value of its assets at December 31, 2003.

Merger  and  Acquisition
------------------------
On April 5, 2003, the Company acquired Oasis Wireless for the nominal fee of $1. See Note 3.

Principles  of  Consolidation
-----------------------------
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Oasis Wireless Inc. ("Oasis"), a Canadian corporation. All significant transactions and balances among the companies included in the consolidated financial statements have been eliminated.

Equipment
---------
Equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The useful life of equipment for purposes of computing depreciation is three years. See Note 4.

                                  REESE CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Provision  for  Taxes
---------------------
Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not the Company has adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109") as of its inception. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

At December 31, 2003, the Company had net deferred tax assets calculated at an expected rate of 30% of approximately $13,700 principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at December 31, 2003.

Revenue  Recognition
--------------------
The Company will recognize service revenues ratably over the stated life of the agreements. For the reporting periods presented, the Company had no revenues.

Stock  Split
------------
The Company's board of directors authorized a six for one stock split of its no par value common stock. (See Note 6.) All references in the accompanying financial statements to the number of common shares outstanding and per share amounts have been restated to reflect the stock split.

Use  of  Estimates
------------------
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Foreign  Operations
-------------------
The accompanying balance sheet at December 31, 2003 includes $7,231 of assets relating to the Company's operations in Canada. Although this country is considered economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

                                  REESE CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE  3-  ACQUISITIONS

On April 5, 2003, the Company acquired all of the outstanding common stock of Oasis Wireless for $1 from Mr. Robert Lepage who is currently the president of Oasis Wireless. At the time of the acquisition, Oasis was a privately held Canadian entity with no recorded assets or liabilities. This acquisition is being accounted for using the purchase method of accounting. The purchase price of $1 was written off to operating expenses during the period ended June 30, 2003. In the transaction, the Company received one share of Oasis common stock, which represents 100% of the shares issued and outstanding. As of April 5, 2003, Oasis became a wholly owned subsidiary of the Company.


NOTE  4-  PROPERTY,  PLANT  AND  EQUIPMENT

Equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. For purposes of computing depreciation, the useful life of equipment is three years. The following is a summary of equipment, and accumulated depreciation:




                            December 31,  June 30,
                                2003        2003
                               -------     -------
Equipment . . . . . . . . . .  $3,156      $3,156
                               -------     -------

Less accumulated depreciation    (738)       (191)

Total Net Fixed Assets. . . .  $2,418      $2,965
                               -------     -------



Depreciation expense for six months ended December 31, 2003 and for the period from November 20, 2002 (inception) to June 30, 2003 was $547 and $191 respectively. The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

                                  REESE CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE  5-  RELATED  PARTY  TRANSACTIONS

Shareholders have advanced a total of $23,216 to the Company during the period November 20, 2002 to December 31, 2003. These advances are unsecured, non-interest bearing and have no stated maturity.

For the six months ended December 31, 2003 and for the period from November 20, 2002 (inception) to June 30, 2003, the Company paid consulting fees of $1,500 and $20,200 respectively, to officers of the Company.

NOTE6  COMMON  STOCK

The Company is authorized to issue 300,000,000 shares of $0.001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

During October and November of 2003, the Company issued 22,650 shares of common stock for $4,530 cash.

On April 29, 2003 the Company's sole director authorized a six for one stock split of its no par value common stock. All references in the accompanying financial statements to the number of common shares outstanding and per share amounts have been restated to reflect this stock split.

In November of 2002, the Company issued 7,200,000 shares of common stock to the Company's president and sole director.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We  have  had  no  changes  in  or  disagreements  with  our  accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.


All dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART  II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3) a transaction from which the director derived an improper personal profit; and
(4)     willful  misconduct.

Our bylaws provide that Reese Corp. may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of Reese Corp., by reason of the fact that he is or was a director, officer, employee, or agent of Reese Corp., or is or was serving at the request of Reese Corp. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Reese Corp., and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Our bylaws also provide that Reese Corp. may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Reese Corp. to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Reese Corp., or is or was serving at the request of Reese Corp. as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Reese Corp.. Indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to Reese Corp. or for amounts paid in settlement to Reese Corp., unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The bylaws provide that to the extent that a director, officer, employee, or agent of Reese Corp. has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue, or matter therein, he must be indemnified by Reese Corp. against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under the preceding two paragraphs, unless ordered by a court or advanced pursuant to the following paragraph, must be made by Reese Corp. only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made:

          (i)     By  the  stockholders;

          (ii) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;


          (iii) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (iv) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our bylaws also provide that the articles of incorporation, the bylaws, or an agreement made by Reese Corp. may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by Reese Corp. as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by Reese Corp. The provisions of this paragraph do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Our  bylaws  also  provide  that the indemnification and advancement of expenses authorized  in  or  ordered  by  a  court  pursuant  to  the  bylaws:

          (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to the bylaws or for the advancement of expenses made pursuant to the bylaws, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.
          (ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION



The estimated costs of this offering are as follows:
Securities and Exchange Commission registration fee.  $   155
Transfer Agent Fees. . . . . . . . . . . . . . . . .  $     0
Accounting fees and expenses . . . . . . . . . . . .  $10,400
Legal fees and expenses. . . . . . . . . . . . . . .  $14,445
        --------------
Total. . . . . . . . . . . . . . . . . . . . . . . .  $25,000
        ========

All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

On November 23, 2002, we issued 7,200,000 shares of our common stock to our president and sole director in exchange for services rendered valued at $12,000.00. The shares issued were exempt from registration under section 4(2) of the Securities Act of 1933 due to the fact they were issued in an isolated transaction not involving any public offering.

From February 20,2003, through March 4, 2003, we issued 6,075,000 shares of common stock to a total of 15 investors in exchange for investment proceeds of $0.02 per share for total investment proceeds of $20,250. The shares issued were exempt from registration pursuant to rule 504 of regulation D promulgated under the Securities Act of 1933. A Form D documenting the offering was filed with the Securities and Exchange Commission.

During October and November of 2003, we issued 22,650 shares of common stock to a total of 19 investors in exchange for total investment proceeds of $4,530. The shares issued were exempt from registration pursuant to rule 504 of regulation D promulgated under the Securities Act of 1933. A Form D documenting the offering was filed with the Securities and Exchange Commission.

ITEM  27.  EXHIBITS




Exhibit
Number . . .  Description
------------  --------------------
3.1  . . . .  Articles of Incorporation
3.2  . . . .  By-Laws
5.1. . . . .  Opinion of Gary Henrie, Attorney at Law with consent to use
23.1 . . . .  Consent of Williams & Webster, Independent Auditors



ITEM  28.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on February 24, 2004.

                                      REESE  CORP.

                             By:      /s/Boris  Machula
                                      -----------------
                                      Boris  Machula
                                      President  and  Sole  Director
                                      (Principal  Executive  Officer)
                                      (Principal  Financial  Officer)
                                      (Principal  Accounting  Officer)